Exhibit 99.1

Cross Border Appoints Veteran Exploration Geologist Earl Sebring as Interim President

Company Establishes Executive Committee to Direct Improved Profitability and Shareholder Returns

SAN ANTONIO, Texas (June 1, 2012) -- Cross Border Resources, Inc. (OTCQX: XBOR), ("Cross Border" or "the Company"), a San Antonio-based oil and gas exploration and production company, today announced the appointment of Earl Sebring as its Interim President, effective immediately. He will focus on evaluating Cross Border’s existing assets and prospecting new opportunities.

Mr. Sebring is an exploration geologist with 36 years of experience managing foreign and domestic exploration and production efforts. His responsibilities have included exploration, drilling, managing, consulting and investing in the Permian Basin, Gulf Coast of Texas, Colorado, Wyoming, Louisiana, New Mexico, Oklahoma, Southern France, Southern United Kingdom, Argentina, Columbia, Kodiak Shelf of Alaska, Philippines, Southern Australia and Athabasca Tar Sands.

Alan W. Barksdale, Chairman of Cross Border, commented, “We are excited to welcome Mr. Sebring to our company. We believe Mr. Sebring’s decades of operational experience will make it possible to identify opportunities among current assets and new prospects.  Cross Border’s Board of Directors is confident that the Company’s assets have significant potential and that by establishing a deliberate plan to execute, we will be able to move towards maximizing shareholder value.”

Additionally, the Board of Directors has formed an Executive Committee consisting of Alan Barksdale, John Hawkins and Paul Vassilakos that will oversee Cross Border’s corporate activities. The Executive Committee will seek to increase profitability through expense reduction, as well as to secure funding for the Company’s future well participation. The Executive Committee will also seek to develop and implement a longer term plan designed to maximize shareholder value.

About Cross Border Resources

Information about the Company is available on its website, www.xbres.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts and are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward-looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom the Company has contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information risks for the Company can be found in the Company's filings with the U.S. Securities and Exchange Commission.

Contacts:

Investor Relations Contact:
Cross Border Resources, Inc.
Tel: +1-210-807-8870

E-Mail: stephen@xbres.com